EXHIBIT 32.1
Certification of Chief Executive Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
I, Clinton H. Severson, Chief Executive Officer of Abaxis, Inc. (the “Registrant”), do hereby certify in accordance with the requirements set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United State Code (18 U.S.C. 1350), as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:
(1)	the Quarterly Report on Form 10-Q of the Registrant, to which this certification is attached as an exhibit (the “Report”), fully complies with the requirements of section 13(a) or section 15(d) of the Exchange Act; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant for the periods covered by the Report.
Dated: August 8, 2008

By:	/s/ Clinton H. Severson
Clinton H. Severson
President and Chief Executive Officer
This certification accompanies this Quarterly Report on Form 10-Q. The certification is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Abaxis, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Quarterly Report on Form 10-Q and irrespective of any general incorporation language contained in any such filing.